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                                                              EXHIBIT 10.76

                       COMMUTATION AGREEMENT AND RELEASE

                                    between

                          TRANSCO SYNDICATE #1, LTD.,
                            ALPINE INSURANCE COMPANY
            and their subsidiary, affiliated or associated companies

            (hereinafter collectively referred to as the "Company")

                                      and

                       RE CAPITAL REINSURANCE CORPORATION
                             Stamford, Connecticut
                  (hereinafter referred to as the "Reinsurer")

This Commutation Agreement and Release is entered into by and between the Company and ZRC and shall be effective April 15, 1995 ("the Commutation Date").

          WHEREAS, the Company and the Reinsurer entered into Casualty Excess of Loss Agreements effective for the periods (i) commencing 12:01 A.M., January 1, 1991 and ending Midnight, December 31, 1991; (ii) commencing 12:01 A.M., January 1, 1992 and ending Midnight, December 31, 1992; and (iii) commencing 12:01 A.M., January 1, 1993 and ending Midnight, December 31, 1993 (collectively referred to as the "Contracts"); and

          WHEREAS, pursuant to the Contracts, the Reinsurer was obligated to reinsure certain risks insured by the Company in consideration of payment of premium; and

          WHEREAS, the Reinsurer and Zurich Reinsurance Centre, Inc. ("ZRC") entered into an Asset Transfer and Assumption Agreement dated as of April 26, 1995, pursuant to which the Reinsurer assigned and transferred, and ZRC accepted and assumed, all the rights and obligations of the Reinsurer under and pursuant to the Contracts; and

          WHEREAS, the Reinsurer and the Company desire as of the Commutation Date to fully and finally settle and commute all obligations and liabilities known and unknown between them under the Contracts with a Release being given by the Company to the Reinsurer:
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NOW, THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO THAT:

     1. The Reinsurer shall pay to the Company ONE MILLION, EIGHT HUNDRED NINETY, FOUR HUNDRED TWENTY-TWO ($1,890,422.00) DOLLARS (the "Commutation Payment") within ten (10) working days from the date the Reinsurer receives a duly executed original copy of this Commutation Agreement and Release from the Company.

     2. The Company shall accept the sum set forth in Paragraph 1 above as the total amount due in full and final settlement of any and all amounts due from the Reinsurer to the Company under the Contracts heretofore entered into between the parties and the parties agree that no further adjustments of any kind shall be required to be made pursuant to the Contracts, including, without limitation, Article XI (Commutation) thereof.

     3. Subject only to receipt of the Commutation Payment, the Company hereby releases and discharges the Reinsurer, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns and receivers from any and all past, present and future claims, causes of action, liabilities and obligations arising under or related, directly or indirectly, to the Contracts or the administration thereof, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts, demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses, representations and warranties whatsoever; it being the intention of the parties that this commutation and release shall operate as a full and final settlement of the Reinsurer's past, current and future liabilities to the Company in respect of the Contracts. The Company acknowledges the aforementioned payment as a complete accord, satisfaction, settlement and commutation of all the Reinsurer's liabilities and obligations under the Contracts and agrees to indemnify and hold the Reinsurer harmless from and against any and all liabilities, costs, damages and expenses, including without limitation, attorney's fees, incurred in connection with any and all claims or actions against the Company or the Reinsurer, or either of their successors or assigns, arising under or related to the said reinsurance agreement.

     4. Effective on the same date on which the Company shall release and discharge the Reinsurer as provided in Paragraph 3 of this Commutation and Release Agreement, the Reinsurer shall release and discharge the Company, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns and receivers from any and all past, present and future claims, causes of action, liabilities and obligations arising under or


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          related directly or indirectly to the Contracts, other than any liabilities or obligations under or pursuant to this Commutation Agreement and Release, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past, present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts, demands. covenants, controversies, bonds bills, promises, damages, judgments, claims, costs, expenses, losses, representations and warranties whatsoever; it being the intention of the parties that this commutation and release shall operate as a full and final settlement of the Company's past, current and future liabilities to the Reinsurer under said Contracts.

     5. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all predecessors, successors, affiliates, officers, directors, employees, parents, subsidiaries, stockholders, receivers and assigns of the parties hereto.

     6. The parties hereto expressly warrant and represent that the execution of this Commutation and Release Agreement is fully authorized by each of them; that the person or persons executing this document have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Agreement or any part hereof void, voidable, or unenforceable.

     7. This Agreement contains the entire agreement between the parties as respects its subject matter. All prior discussions and agreements between the parties concerning the subject matter herein are merged into this Agreement. This Commutation Agreement and Release shall neither be modified or amended, nor any of its provisions waived except by a written agreement signed by the parties hereto.

     8. The parties acknowledge that they may hereafter discover facts different from or in addition to those now known or believed to be true regarding the subject matter of this Commutation and agree that this Commutation shall remain in full force and effect, notwithstanding the existence of any such different or additional facts.

     9. This Commutation Agreement and Release shall be interpreted and governed by the laws of the State of New York without consideration as to its conflict of law principles.


     10. In the event of a material breach of this Commutation Agreement and Release (including without limitation, failure of consideration), the non-breaching party shall have all rights and remedies available at common law. In such event, the non-breaching party shall have the right to exercise any of the following remedies:
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          (a)  The right to bring suit on the Commutation Agreement and Release and the right to reasonable attorneys' fees, costs and interest; or
          (b) The right to deem the Commutation Agreement and Release null and void and to enforce the original Contracts as if this Agreement did not exist.
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IN WITNESS WHEREOF, the parties hereto have caused this Commutation Agreement and Release to be executed in duplicate by their duly authorized representatives.


ZURICH REINSURANCE CENTRE, INC. on behalf of
  RE CAPITAL REINSURANCE CORPORATION

BY:       [sig]
       ------------------------

TITLE: Senior Vice President
       ------------------------

DATE:  June 19, 1995
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WITNESS:
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TRANSCO SYNDICATE #1, LTD.

BY:       [sig]
       ------------------------

TITLE: Secretary/General Counsel
       ------------------------

DATE:  June 20, 1995
       ------------------------

WITNESS:  [sig]
        -----------------------


ALPINE INSURANCE COMPANY

BY:       [sig]
       ------------------------

TITLE: Secretary/General Counsel
       ------------------------

DATE:  June 20, 1995
       ------------------------

WITNESS:  [sig]
        -----------------------